Exhibit 10.46

2022 Bonus Plan
Overview
The Cardlytics Bonus Plan (“Bonus Plan”) rewards employees for helping Cardlytics (“Company”) reach our corporate goals and for employees’ personal performance. This document provides details on the 2022 Bonus Plan. If you have additional questions, please speak with your manager or People Operations.
Bonus Potential
Your bonus potential is a percentage (%) of your annualized base salary. For each bonus period (either a quarter or the year), your bonus potential is based on your base salary at the end of that period. Your bonus % is based upon your level and will be communicated to you by your manager. Your bonus % can also be found in UKG.
Bonus Components
Your bonus consists of two components: corporate and personal. The weight of each of these components depends upon your level.

Level	Corporate Component	Personal Component
C-Level Executives	100%
SVP/VP	75%	25%
Sr Director / Sr Principal		100%
Director / Principal / Manager / Sr Manager		100%
Entry-level / Mid / Senior		100%

Corporate Component
The corporate component of the bonus is paid out based upon two metrics:
1.Adjusted Contribution (as reported)
2.Adjusted EBITDA (as reported)

Each metric makes up half of the quarterly bonus potential.
The adjusted contribution metric is paid out independently at the following levels:
Payout % = (Attainment – 90)5 + 50
Example: if Attainment was 95.3%
Payout % = (95.3 – 90)5 + 50
Payout % = (5.3)5 + 50
Payout % = 76.5
Over 100% the adjusted contribution metric is paid out independently based on the following equation:
Payout % = (Attainment – 100)2 + 100
Example: if Attainment was 104.2%
Payout % = (104.2 – 100)2 + 100
Payout % = (4.2)2 + 100
Payout % = 108.4%
Over 105% attainment, the payout percent remains capped at 110%
The adjusted EBITDA metric is determined after accounting for any bonus payments and is paid out independently at the following levels:
•Under the Threshold: 0% payout
•From the Threshold to just below the Target: 50% payout
•At Target: 100% payout
•Over the Target: capped at 100% payout

Exhibit 10.46

Personal Component
The personal component of bonus is paid out based on each employee’s performance for 2022. The Company must hit at least 85% of the adjusted contribution target for the personal component of the bonus to be paid.
Executives
For Executives, 20% of the employee’s target is paid out each quarter based upon quarterly corporate performance, and 20% is paid out annually based on annual corporate performance. The Executive annual component is paid out just like the quarterly as noted above.
Fine Print
•Regular, full-time employees are eligible to participate
•Employees hired during a quarter will be eligible for a pro-rated bonus for the quarter in which he/she was hired
•Employees hired between January 1, 2022 and October 1, 2022 will be eligible for a pro-rated annual bonus; employees hired after October 1, 2022 will not be eligible for any annual portion of the bonus but will be eligible for a pro-rated Q4 corporate bonus
•Employees who switch from the bonus plan to a commission plan, or vice versa, will be eligible for pro-rated participation in the bonus plan based on the portion of the year he/she was bonus eligible
•Employees are not eligible to participate in a commission plan and the bonus plan simultaneously. Commissioned employees will only be eligible for incentive compensation through his/her commission plan
•You must be an active employee of Cardlytics on the date the bonus is paid in order to be eligible; participants who voluntarily resign prior to the bonus payment date may not be eligible for payment
•The Bonus Plan, its guidelines and your participation are all subject to modification or termination at any time at the sole discretion of the Company
•People Operations and Finance calculate bonus payments and their interpretations of the plan are final in all respects
•Quarterly payments will typically be made 45 days after the end of the quarter, but will be no later than 60 days after the end of the quarter
•Annual payments will typically be made 90 days after the end of the year, but will be made no later than 120 days after the end of the year
•All bonus payments are subject to applicable federal, state and local tax withholdings
•This plan does not create a contract of employment or a contract for pay or benefits